Exhibit 10.4

DELTEK SYSTEMS, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

INTRODUCTION

1.1 Purpose. The Deltek Systems, Inc. Employee Stock Purchase Plan is intended to provide a method whereby Eligible Employees of Deltek Systems, Inc. and its Designated Subsidiaries will have an opportunity to purchase shares of Common Stock through accumulated payroll deductions and contributions.

1.2 Qualification. Subject to Article XI, it is the intention of the Company that the Plan will qualify as an “employee stock purchase plan” under Section 423 or any successor provision of the Code and the related Treasury Regulations thereunder. The provisions of the Plan shall be construed so as to extend or limit the operation of, and participation in, the Plan as necessary to conform to the requirements of Section 423 of the Code or applicable Treasury Regulations.

ARTICLE II

DEFINITIONS

Capitalized terms used in the Plan shall have the following meanings:

2.1 “Board” shall mean the Board of Directors of the Company.

2.2 “Change in Capitalization” means any increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of shares of Common Stock, a change in value) in shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or other, similar transaction or event.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4 “Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof; provided, that if there is no Compensation Committee of the Board, or if the Board determines that the Compensation Committee shall not be the Committee, then the Committee shall be the Board or such Directors as are appointed to the Committee by the Board.

2.5 “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

2.6 “Company” shall mean Deltek Systems, Inc., a Virginia corporation, and shall include any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise, including Deltek, Inc., a Delaware corporation.

2.7 “Compensation” shall mean the total of all amounts paid to a Participant by the Company or an applicable Designated Subsidiary for personal services (i) for Participants who receive a Federal Income Tax Withholding Statement (Form W-2), as reported on such Statement, and (ii) for Participants who do not receive a Federal Income Tax Withholding Statement (Form W-2), as determined by the Committee (and, in the case of each of (i) and (ii), including fringe benefits, overtime and bonuses); provided, however, that the Committee may, in its discretion, use any definition of “Compensation” so long as such definition and its application satisfies Section 423 of the Code.

2.8 “Contribution” shall mean the total of all payroll deductions from a Participant’s Compensation during an Offering Period pursuant to Section 4.1 hereof and all personal contributions not from payroll deductions pursuant to Section 4.2 hereof; provided, that a Participant’s Contribution may be reduced in whole or in part by the Board or the Committee, in its discretion, at any time during an Offering Period which is scheduled to end during the then-current calendar year to the extent necessary in order to comply with the provisions of Section 423(b)(8) of the Code and Section 3.1(b) hereof; and, provided, further, that a Participant’s Contribution in any calendar year may not exceed the Participant’s Compensation during such calendar year.

2.9 “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate, or terminate the designation of, a Subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.

2.10 “Director” shall mean a director of the Company.

2.11 “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) who is not an officer of the Company within the meaning of Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended; (iii) whose customary employment is for more than twenty (20) hours per week; and (iv) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee. In addition, in the event local law prescribes that individuals employed for less than twenty (20) hours per week and/or less than five (5) months in any calendar year must be offered participation in the Plan, such individuals will be considered Eligible Employees under the Plan. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury

Regulation Section 1.421-1(h)(2). Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

2.12 “Employee” shall mean any individual who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code or as determined under applicable local law. “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code or under local law, as determined by the Committee.

2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14 “Fair Market Value” on any date shall mean (i) the closing price at the end of normal market hours of a share of Common Stock on such date as quoted on the National Association of Securities Dealers Automated Quotation System (the “Nasdaq”), (ii) if the Common Stock is not quoted on the Nasdaq but is listed for trading on the New York Stock Exchange (the “NYSE”) or other national securities exchange, the closing price at the close of the primary trading session of a share of Common Stock on such date on the NYSE (or, if the Common Stock is not listed for trading on the NYSE, on such other exchange) or (iii) if there is no such closing price for such date on the Nasdaq, the NYSE or other national exchange, the fair market value of a share of Common Stock as determined in good faith by the Committee (and, if applicable, in accordance with Sections 409A and 422 of the Code).

2.15 “Offering Date” shall mean the first business day of each Offering Period.

2.16 “Offering Price” shall have the meaning set forth in Section 5.2 hereof.

2.17 “Offering Period” shall mean each period of approximately six (6) months commencing on March 1st and September 1st of each year and ending on August 31st and February 28th (or February 29th, if it is a leap year) of each year, respectively; provided, however, that the first Offering Period shall commence on the date of the initial public offering of the Company and shall end on February 29, 2008. The Committee shall have the power to change the duration of Offering Periods, the Offering Dates and the Purchase Dates without stockholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.

2.18 “Participant” shall mean any Eligible Employee who elects to participate in the Plan in accordance with the provisions of Section 3.2 hereof.

2.19 “Plan” shall mean the Deltek Systems, Inc. Employee Stock Purchase Plan, as amended from time to time.

2.20 “Plan Representative” shall mean the persons designated from time to time by the Committee to receive certain notices and take certain other administrative actions relating to the operation of, and participation in, the Plan.

2.21 “Purchase Date” shall mean the last business day of each Offering Period.

2.22 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.23 “Subsidiary” shall mean any entity, whether or not incorporated, in which the Company, directly or indirectly, owns 50% or more of the total combined voting power of all classes of stock or other ownership interests.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility.

(a) Each Employee who is an Eligible Employee on an Offering Date shall be eligible to participate in the Offering Period commencing on such Offering Date. Persons who are not Eligible Employees on an Offering Date shall not be eligible to participate in the Plan with respect to that Offering Period.

(b) Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option to purchase shares of Common Stock under the Plan which permits such Eligible Employee’s rights to purchase stock under all employee stock purchase plans of the Company or any Subsidiary subject to Section 423 of the Code to accrue at a rate which exceeds $25,000 of Fair Market Value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

3.2 Commencement of Participation. An Eligible Employee may become a Participant by completing an authorization for payroll deductions or personal contribution not from Compensation on the form provided by the Company and filing the completed form with the Committee on or before the filing date set therefor by the Committee, which date shall be prior to the Offering Date for the next following Offering Period. Payroll deductions for a Participant shall commence on the next following Offering Date after the Employee’s authorization for payroll deductions becomes effective and shall continue until termination of the Plan or the Participant’s earlier termination of participation in the Plan. Each Participant shall be deemed to continue participation in the Plan until the earlier of (a) the termination of the Plan and (b) such Eligible Employee’s termination of participation in the Plan pursuant to Article VII hereof.

ARTICLE IV

PAYROLL DEDUCTIONS

4.1 Amount of Deduction. The form described in Section 3.2 will permit a Participant to elect percentage or fixed dollar amount payroll deductions for each pay period ending during an Offering Period; provided, that a Participant’s payroll deductions may be reduced in whole or in part by the Board or the Committee, in its discretion, at any time during an Offering Period which is scheduled to end during the then-current calendar year to the extent necessary in order to comply with the provisions of Section 423(b)(8) of the Code and Section 3.1(b) hereof.

4.2 Personal Contribution not from Payroll Deductions. The form described in Section 3.2 will also permit a Participant to make a personal contribution not from payroll deductions, in a form to be determined acceptable by the Board or Committee, in its discretion; provided that a Participant’s personal contribution not from payroll deductions may be reduced in whole or in part by the Board or the Committee, in its discretion, at any time during an Offering Period which is scheduled to end during the then-current calendar year to the extent necessary in order to comply with the provisions of Section 423(b)(8) of the Code and Section 3.1(b) hereof.

4.3 Participant’s Account. All payroll deductions made for a Participant pursuant to Section 4.1 hereof and all personal contributions not from Compensation made pursuant to Section 4.2 shall be credited to a book-entry account established for such Participant under the Plan.

4.4 Changes in Payroll Deductions. A Participant may reduce or increase future payroll deductions (within the limits described in Section 4.1 hereof) by filing with the Committee a form provided by the Company for such purpose. The effective date of any increase or reduction in future payroll deductions will be the first day of the next Offering Period following the Company’s receipt of the change form, if the Company shall have timely received such change form prior to the Offering Date of such Offering Period or as of such earlier date as the Committee may, in its discretion, determine or as shall be applicable in connection with the cessation of the Participant’s participation in the Plan pursuant to Section 7.1 hereof.

4.5 Withholding. In connection with the exercise of an option (in whole or in part) or at the time of disposition of some or all of the Common Stock issued under the Plan, a Participant shall make adequate provision for any federal, state, local or other tax withholding obligations, if any, which arise upon such exercise or disposition. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s Compensation an amount necessary for the Company to satisfy any applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the early disposition of the Common Stock by the Employee. Furthermore, the Company reserves the right to satisfy its applicable withholding obligations by any other means, as determined by the Committee.

ARTICLE V

GRANTING OF OPTION

5.1 Number of Option Shares. On each Offering Date, each Participant shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock the Fair Market Value of which is equal to (a) the Contribution (but in any event not in excess of the limitations set by Section 3.1(b) hereof) divided by (b) the applicable Offering Price determined as provided in Section 5.2 hereof.

5.2 Offering Price. The per share option price of shares of Common Stock purchased with Contributions made during any Offering Period (the “Offering Price”) by a Participant shall not be less than the lesser of:

(a) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date of such Offering Period; or

(b) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date of such Offering Period.

In advance of the first Offering Period, the Committee shall determine the Offering Price applicable to such Offering Period. Such Offering Price shall remain in effect for subsequent Offering Periods until modified by the Committee; provided, however, that any such modification shall apply prospectively to future Offering Periods only.

ARTICLE VI

EXERCISE AND OTHER TERMS OF OPTIONS

6.1 Automatic Exercise. Subject to Section 12.8 hereof, and unless a Participant withdraws from the Plan as provided in Section 7.1 hereof or otherwise becomes ineligible to participate in the Plan, each Participant’s option for the purchase of shares of Common Stock with Contributions made during any Offering Period shall be exercised automatically on the applicable Purchase Date, and the maximum number of full shares subject to the option shall be purchased for the Participant at the applicable Offering Price with the accumulated Contributions in such Participant’s account. No fractional shares shall be purchased; any Contributions accumulated in a Participant’s account which are not sufficient to purchase a full share of Common Stock shall be retained in the Participant’s account for the next following Offering Period.

6.2 Non-Transferability of Options. Neither Contributions credited to any Participant’s account nor any option or rights with regard to the exercise of an option or the receipt of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may, in its discretion, treat such act as an election to withdraw from participation in the Plan in accordance with Section 7.1 hereof. During a Participant’s lifetime, options held by a Participant shall be exercisable only by such Participant.

6.3 Delivery of Stock. As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant of the shares of Common Stock purchased upon exercise of such Participant’s option.

6.4 Stock Transfer Restrictions. The Plan is intended to satisfy the requirements of Section 423 of the Code. Shares of Common Stock purchased upon exercise of options granted under the Plan may contain such restrictions, terms and conditions as the Board or Committee may, in its discretion, determine, and the Board or Committee may, in its discretion, require that an appropriate legend be placed on the certificates evidencing such shares of Common Stock.

ARTICLE VII

WITHDRAWAL

7.1 In General. Subject to Article XI, at any time prior to the last five (5) days of an Offering Period, a Participant may withdraw all or a portion of the Contributions credited to such Participant’s account and not yet used to exercise such Participant’s option under the Plan by giving written notice to the Committee in accordance with any procedures the Committee may set. Such withdrawn amount shall be paid to the Participant as soon as reasonably practicable after receipt of the notice of withdrawal, and the Participant’s option for the Offering Period with respect to such amount shall be automatically terminated. No further contributions for the purchase of shares of Common Stock shall be made during such Offering Period, and such Participant will not participate in such Offering Period with respect to the withdrawn amount. To the extent that a Participant withdraws all of such Participant’s Contributions with respect to an Offering Period, the Participant may continue participating in the Plan in successive Offering Periods by providing written notice to the Committee in accordance with provisions of Section 3.2 hereof and in accordance with any procedures the Committee may set.

7.2 Effect on Subsequent Participation. A Participant’s withdrawal from any Offering Period shall not have any effect upon such Participant’s eligibility to participate in any subsequent Offering Period or in any similar plan which may hereafter be adopted by the Company and for which such Participant is otherwise eligible.

7.3 Termination of Eligible Employee Status. Upon a Participant’s ceasing to be an Eligible Employee for any reason, including as a result of a termination of the Participant’s employment with the Company or any Designated Subsidiary (as the case may be) for any reason (including retirement or death), such Participant shall be deemed to no longer be a Participant under the Plan, and the Contributions credited to such Participant’s account shall be refunded to him or her as soon as reasonably practicable, or, in the case of his or her death, to the person or persons entitled thereto under Section 12.1 hereof.

ARTICLE VIII

INTEREST

8.1 Payment of Interest. Subject to Article XI, no interest will be paid or allowed on any Contributions made pursuant to the Plan or credited to the account of or distributed to any Participant.

ARTICLE IX

STOCK

9.1 Maximum Shares. Subject to the provisions of Sections 12.4 and 12.5 hereof, the maximum number of shares that may be issued under the Plan shall be seven hundred and fifty thousand (750,000) shares of Common Stock, which shares may be authorized but unissued shares of Common Stock or treasury shares (including, without limitation, shares acquired by the Company on the open market).

9.2 Participant’s Interest in Option Stock. No Participant will have any interest in shares of Common Stock covered by any option held by such Participant unless and until (a) such option has been exercised as provided in Section 6.1 hereof, (b) the Company shall have issued shares of Common Stock in respect of the Participant and (c) the Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock. Shares of Common Stock purchased by a Participant under the Plan will be recorded in the books and records of the Company in the name of the Participant.

ARTICLE X

ADMINISTRATION

10.1 Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. The interpretation and construction by the Committee of any provision of the Plan or any option granted hereunder shall be final and binding upon all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect hereto or any option granted hereunder.

10.2 Authority of Committee. The Committee may establish any policies or procedures that in its discretion are necessary or appropriate for the operation and administration of the Plan and may adopt rules for the administration of the Plan. It is intended that the Committee will engage the services of Plan Representatives and other plan administrators on such terms and conditions as the Committee deems appropriate for the purposes of performing any of its responsibilities and obligations hereunder (including, without limitation, the distribution and collection of Participant notices and elections under the Plan and the establishment of custodial accounts), other than (a) the amendment and termination of the Plan and (b) any action required to by taken by it pursuant to Section 16 of the Exchange Act.

ARTICLE XI

FOREIGN JURISDICTIONS

11.1 The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing sentence, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, contributing to the Plan by means other than payroll deductions, payment of interest on and Contributions, conversion of local currency, withholding procedures, withdrawing from the Plan, beneficiary designations, the use of funds and handling of stock certificates which may vary to comply with or facilitate compliance with local law and procedures.

11.2 The Committee may also adopt Plan supplements applicable to particular Designated Subsidiaries or locations, which supplements may (as determined by the Committee) constitute provisions of this Plan applicable to such Designated Subsidiaries or locations or one or more sub-plans not intended to comply with Section 423 of the Code. The terms and conditions of any such sub-plan shall supersede the provisions of this Plan to the extent determined by the Committee, with the exception of Section 9.1, but unless otherwise so superseded, the provisions of this Plan shall be deemed incorporated into any such sub-plan.

ARTICLE XII

MISCELLANEOUS

12.1 Designation of Beneficiary.

(a) Subject to Article XI, a Participant may file with the Committee a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from such Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date but prior to delivery to such Participant of such shares and cash. In addition, subject to Article XI, a Participant may file with the Committee a written designation of a beneficiary who is to receive any cash from such Participant’s account under the Plan in the event of such Participant’s death prior to a Purchase Date.

(b) Such designation of a beneficiary may be changed by the Participant at any time by written notice to the Committee. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company may, in its discretion, deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate, in each case without any further liability of the Company whatsoever under or relating to the Plan. No beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares of Common Stock and/or cash credited to the Participant under the Plan.

12.2 Use of Funds. Subject to Article XI, all Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

12.3 Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of Contributions, the Offering Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

12.4 Adjustment Upon Changes in Capitalization, Dissolution, Liquidation or Change in Control.

(a) Changes in Capitalization.

(i) In the event of a Change in Capitalization, the Committee shall make such adjustments, if any, as it determines are equitable and appropriate to (A) the maximum number and class of shares of Common Stock or other stock or securities with respect to which options may be granted under the Plan, (B) the maximum number and class of shares of Common Stock or other stock or securities that may be issued upon exercise of options, (C) the maximum number and class of shares of Common Stock or other stock or securities with respect to which options may be granted to any Eligible Employee in any calendar year and (D) the number and class of shares of Common Stock or other stock or securities which are subject to outstanding options granted under the Plan and the Offering Price therefor, if applicable.

(ii) Any such adjustment in the shares of Common Stock or other stock or securities subject to outstanding options (including any adjustments in the Offering Price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 423 and 424 of the Code.

(iii) If, by reason of any such adjustment, a Participant shall be entitled to, or a Participant shall be entitled to exercise an option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions that were applicable to the shares of Common Stock subject to the option prior to such adjustment.

(b) Change in Control; Dissolution or Liquidation.

(i) In the event of a change in control or the proposed dissolution or liquidation of the Company, the Committee shall have the option, in its discretion, to (A) accelerate the Purchase Date with respect to the Offering Period then in progress to the last payroll date immediately preceding the change in control or proposed dissolution or liquidation and promptly refund (without interest) any cash balance remaining in a Participant’s account to such Participant or (B) terminate the Offering Period then in progress immediately prior to the consummation of such change in control or proposed dissolution or liquidation and refund (without interest) the entire cash balance of a Participant’s account to such Participant as soon as reasonably practicable.

12.5 Amendment and Termination. The Board shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Company, (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (except pursuant to Section 12.4 hereof) or (b) change the class of Employees eligible to receive options under the Plan; and provided, further, however, that no termination, modification or amendment of the Plan may, without the consent of a Participant then having an option under the Plan to purchase shares of Common

Stock, adversely affect the rights of such Participant under such option, except that the foregoing shall not prohibit the Company from terminating the Plan at any time (including during an Offering Period) and either (i) applying the amounts theretofore withheld from a Participant to the purchase of shares of Common Stock as if the termination date of the Plan were a Purchase Date and promptly refunding (without interest) any cash balance remaining in such Participant’s account to the Participant or (ii) refunding (without interest) the entire cash balance remaining in a Participant’s account to such Participant as soon as reasonably practicable.

12.6 Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

12.7 Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an option except as specifically provided in the Plan;

(b) give any person any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

(c) limit in any way the right of the Company to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

12.8 Conditions to Issuance of Shares.

(a) Shares shall not be issued with respect to an option granted under the Plan unless and until the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

12.9 Governing Law. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

12.10 Effective Date. The effective date of the Plan shall be as determined by the Board, subject only to approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months after the adoption of the Plan by the Board, and in any event after the reincorporation of the Company under the laws of the State of Delaware.